Exhibit 10.3

RESTRICTED STOCK AGREEMENT

SPERO THERAPEUTICS, INC.

AGREEMENT made as of the [            ] day of [                        ], 2017 (the “Grant Date”), between Spero Therapeutics, Inc. (the “Company”), a Delaware corporation, and [                            ] (the “Participant”).

WHEREAS, the Company has adopted the 2017 Stock Incentive Plan (the “Plan”) to promote the interests of the Company by providing an incentive for Employees, Directors and Consultants of the Company or its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer to the Participant shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, the Participant wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Terms of Grant. The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement, [                             (                    )] shares of the Company’s Common Stock (such shares, subject to adjustment pursuant to Section 24 of the Plan and Subsection 2.1(h) hereof, the “Granted Shares”) at a per share purchase price of $0.001 (the “Purchase Price”), receipt of which is hereby acknowledged by the Company [by the Participant’s prior service to the Company and which amount will be reported as income on the Participant’s W-2 [or 1099] for this calendar year].

2. Restrictions on Granted Stock.

2.1. Lapsing Forfeiture Right.

(a) Lapsing Forfeiture Right. Except as set forth in Subsections 2.1(b), (c), and (d) hereof, in the event that for any reason the Participant is no longer an Employee, Director or Consultant of the Company or an Affiliate (the “Termination”) prior to [INSERT THE DATE OF THE END OF THE VESTING PERIOD], the Participant (or the Participant’s Survivor) shall, on the date of Termination, immediately forfeit to the Company (or its designee) all of the Granted Shares that are then unvested in accordance with the schedule set forth below (the “Lapsing Forfeiture Right”):

[Insert Lapsing Forfeiture Right (vesting schedule) – sample below.]

(i) If the Participant’s Termination is prior to the one-year anniversary of the Grant Date, all of the Granted Shares shall be forfeited to the Company.

(ii) If the Participant’s Termination is on or after the one-year anniversary of the Grant Date, but prior to [                                , 20        ], [        ]% of the Granted Shares shall be forfeited to the Company (rounded up to the next highest whole number of shares).

(b) Effect of Termination for Disability or upon Death. The following rules apply to the Company’s Lapsing Forfeiture Right if the Participant’s Termination is by reason of Disability or death: to the extent the Company’s Lapsing Forfeiture Right has not lapsed as of the date of Termination due to Disability or death, as the case may be, the Participant shall forfeit to the Company any or all of the Granted Shares subject to such Lapsing Forfeiture Right; provided, however, that the Company’s Lapsing Forfeiture Right shall be deemed to have lapsed to the extent of a pro rata portion of the Granted Shares through the date of Termination due to Disability or death, as would have lapsed had the Participant not been terminated due to Disability or death, as the case may be. The proration shall be based upon the number of days accrued in such current vesting period prior to the Participant’s date of Termination due to Disability or death, as the case may be. In the case of death all Granted Shares which are no longer subject to the Company’s Lapsing Forfeiture Right shall be issued to the Participant’s Survivor.

(c) Effect of a For Cause Termination. Notwithstanding anything to the contrary contained in this Agreement, in the event of the Participant’s Termination for Cause or in the event the Administrator determines, within one year after the Participant’s Termination, that either prior or subsequent to the Participant’s Termination the Participant engaged in conduct that would constitute Cause, all of the unvested Shares then held by the Participant shall be forfeited to the Company immediately as of the time the Participant is notified that he or she has been terminated for Cause or that he or she engaged in conduct which would constitute Cause.

[(d) Effect of Change of Control. In the event the Participant’s employment is terminated by the Company without Cause within the 30-day period prior to a Change of Control (as defined below) or within the twelve (12) month period following a Change of Control, (i) if the Participant’s employment with the Company commenced at least 24 months prior to the Change of Control, then the Participant’s ownership of 100% of the Granted Shares then owned by the Participant shall be deemed vested and the Company’s Lapsing Forfeiture Right shall terminate with respect to all of the Granted Shares; (ii) if the Participant’s employment with the Company commenced less than 24 months but at least 12 months prior to the Change of Control, then the Participant’s ownership of 50% of the Granted Shares then subject to the Company’s Lapsing Forfeiture Right shall become vested and the Company’s Lapsing Forfeiture Right shall terminate with respect to such Granted Shares on the date of Termination and the Participant shall forfeit to the Company the remaining Granted Shares then subject to the Lapsing Forfeiture Right on the Termination; and (iii) if the Participant’s employment with the Company commenced less 12 months prior to the Change of Control, then the Participant’s ownership of 25% of the Granted Shares then subject to the Company’s Lapsing Forfeiture Right shall become vested and the Company’s Lapsing Forfeiture Right shall terminate with respect to such Granted Shares on the date of Termination and the Participant shall forfeit to the Company the remaining Granted Shares then subject to the Lapsing Forfeiture Right on the Termination.

Cause” shall mean (i) dishonest statements or acts by the Participant with respect to the Company or any Affiliate of the Company, or any of the Company’s current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform to the reasonable satisfaction of the Board of Directors the duties and responsibilities assigned by the Board of Directors which failure continues, in the reasonable judgment of the Board of Directors, after written notice given to the Participant by the Board of Directors; (iv) gross negligence, willful misconduct or insubordination by the Participant with respect to the Company or any Affiliate of the Company; or (v) a violation of any provision of any agreement(s) between the Participant and the Company relating to noncompetition, nondisclosure and/or assignment of inventions.

For purposes of this subsection 2.1(d), “Change of Control” means the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation involving the Company in which the shares of Company voting equity outstanding immediately prior to such transaction represent or are converted into or exchanged for securities of the surviving or resulting entity immediately upon completion of such transaction which represent less than fifty percent (50%) of the outstanding voting power of such surviving or resulting entity, (iv) the acquisition of all or a majority of the outstanding voting equity of the Company in a single transaction or a series of related transactions by a person or group of persons, or (v) any other acquisition of the business of the Company, as determined by the Board of Directors; provided, however, that the Company’s initial public offering, any subsequent public offering or another capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute a “Change of Control.”]1

(e) Escrow. The Granted Shares issued to the Participant hereunder which from time to time are subject to the Lapsing Forfeiture Right shall be held in escrow by the Company as provided in this Subsection 2.1(e). Promptly following receipt by the Company of a written request from the Participant, the Company shall release from escrow and deliver to the Participant the Granted Shares, if any, as to which the Company’s Lapsing Forfeiture Right has lapsed. In the event of forfeiture to the Company of Granted Shares subject to the Lapsing Forfeiture Right, the Company shall release from escrow and cancel the number of Granted Shares so forfeited. Any cash or securities distributed in respect of the Granted Shares held in escrow, including, without limitation, ordinary cash dividends or shares issued as a result of stock splits, stock dividends or other recapitalizations (“Retained Distributions”), shall also be

[1]	Note: Double Trigger acceleration clause applicable only to certain executives of the Company.

held in escrow in the same manner as the Granted Shares and all Retained Distributions shall be forfeited to the Company or released from escrow and delivered to the Participant, as the case may be, at such time and in such manner as the Granted Shares to which such Retained Distributions so relate. All ordinary cash dividends retained hereunder shall, during the period in which such dividends are retained by the Company, be deposited into an account at a financial institution selected by the Company, which shall not be required to bear interest or be segregated in a separate account.

(f) Prohibition on Transfer. The Participant recognizes and agrees that all Granted Shares and Retained Distributions which are subject to the Lapsing Forfeiture Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee). However, the Participant, with the approval of the Administrator, may transfer the Granted Shares and Retained Distributions for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. The term “Immediate Family” shall mean the Participant’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren (and, for this purpose, shall also include the Participant). The Company shall not be required to transfer any Granted Shares or Retained Distributions on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(f), or to treat as the owner of such Granted Shares or Retained Distributions, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares or Retained Distributions shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(f).

(g) Failure to Deliver Granted Shares to be Forfeited. In the event that the Granted Shares to be forfeited to the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2.1(e) above or otherwise and the Participant or the Participant’s Survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may immediately take such action as is appropriate to transfer record title of such Granted Shares from the Participant to the Company (or its designee) and to treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(h) Adjustments. The Plan contains provisions covering the treatment of Shares in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to the Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

2.2 General Restrictions on Transfer of Granted Shares; Requirements for Vested Shares.

(a) Limitations on Transfer and Requirements. In addition to the restrictions set forth above in Section 2.1, the Granted Shares issued to the Participant hereunder and no longer subject to the Lapsing Forfeiture Right described in Section 2.1 (the “Vested Shares”) shall not be transferred by the Participant except as permitted herein, shall be subject to the provisions of Sections 2.1(e), (f) and (g) above, and shall be subject to the repurchase rights and obligations described in this Section 2.2. With respect to the Vested Shares, Participant hereby agrees to the following:

(i) Participant shall no later than the date hereof become a party to the Right of First Refusal and Co-Sale Agreement dated June [    ], 2017 between the Company and its stockholders, as may be amended from time to time (the “ROFR Agreement”), by execution of a signature page thereto. If the terms of this Agreement and the ROFR Agreement conflict, the terms contained in the ROFR Agreement shall govern and supersede any conflicting provision contained in this Section 2.2.

(ii) Participant shall no later than the date hereof become a party to a Voting Agreement dated June [    ], 2017, between the Company and its stockholders, as may be amended from time to time (the “Voting Agreement”), by executing a signature page thereto. If the terms of this Agreement and the Voting Agreement conflict, the terms contained in the Voting Agreement shall govern and supersede any conflicting provision contained in this Section 2.2.

(b) Right to Repurchase following Termination of Service. In the event of the Participant’s Termination for any reason, including due to death or Disability, then the Company shall have the option to repurchase the Vested Shares not previously forfeited to the Company in accordance with the provisions of Section 2.1 of this Agreement as follows:

(i) The Company’s option to repurchase the Vested Shares in the event of Termination under this Section 2.2(b) shall be valid for a period of one year commencing with the date of such Termination.

(ii) In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Vested Shares under this Section 2.2(b), the Company shall notify the Participant, or in case of death, the Participant’s Survivor, in writing of its intent to repurchase the Vested Shares. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 2.2(b)(i) for exercise of the Company’s option to repurchase.

(iii) The written notice to the Participant shall specify the address at, and the time and date on, which payment of the Repurchase Price (as hereinafter defined) is to be made (the “Post-Termination Repurchase Closing”). The date specified shall not be less than ten days nor more than 60 days from the date of the mailing of the notice, and the Participant or the Participant’s Survivor with respect to the Vested Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Post-Termination Repurchase Closing, the Repurchase Price shall be delivered to the Participant or the Participant’s Survivor and the Vested Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Participant or the Participant’s Survivor.

(iv) The price paid per share for any Vested Shares repurchased hereunder (the “Repurchase Price”) shall equal the Fair Market Value of such Vested Shares determined in accordance with the Plan as of the date of Termination.

(c) Right to Repurchase on Proposed Transfer. It shall be a condition precedent to the validity of any sale or other transfer of any Vested Shares by the Participant that the following restrictions be complied with (except as hereinafter otherwise provided):

(i) No Vested Shares owned by the Participant may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

(ii) Before selling or otherwise transferring all or part of the Vested Shares, the Participant shall give written notice of such intention to the Company in accordance with Section 2.1(b) of the ROFR Agreement. Such notice shall constitute a binding offer by the Participant to sell to the Company such number of the Vested Shares as if such Vested Shares were Key Holder Transfer Stock (as defined in the ROFR Agreement). If the Company shall fail to accept any such offer, such Vested Shares shall be subject to a Secondary Refusal Right, as defined in Section 1.24 of the ROFR Agreement.

(iv) If the Company and any Senior Preferred Investor (as defined in the ROFR Agreement), as the case may be, shall fail to accept any such offer, the Participant shall be free to sell all, but not less than all, of the Vested Shares set forth in his or her notice to the designated transferee at the price and terms designated in the Participant’s notice, provided that (a) such sale is consummated within six months after the giving of notice by the Participant to the Company as aforesaid, and (b) the transferee first agrees in writing to be bound by the provisions of this Agreement so that he or she (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Vested Shares in accordance with the terms of this Agreement. After the expiration of such six months, the provisions of this Section 2.2(c) shall again apply with respect to any proposed voluntary transfer of the Vested Shares.

(iv) The provisions of this Section 2.2(c) may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

(v) The restrictions on transfer contained in this Section 2.2(c) shall not apply to (a) transfers by the Participant to his or her spouse or children or to a trust for the benefit of his or her spouse or children, (b) transfers by the Participant to his or her guardian or conservator, or (c) transfers by the Participant, in the event of his or her death, to his or her executor(s) or administrator(s) or to trustee(s) under his or her will (collectively, “Permitted Transferees”); provided however, that in any such event the Vested Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(d) The provisions of Sections 2.2(a) through (c) shall terminate upon the effective date of the registration of the Common Stock pursuant to the Securities and Exchange Act of 1934, as amended.

(e) The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply FINRA rules or similar rules thereto promulgated by another regulatory authority (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(f) The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following the Participant’s Termination, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

3. Purchase for Investment; Securities Law Compliance. The Participant hereby represents and warrants that he or she is acquiring the Granted Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Granted Shares. The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the Securities Act, in a transaction as to which the Company shall have received an opinion of counsel satisfactory to it confirming such compliance. The Participant shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Granted Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN FOR INVESTMENT AND THEY MAY NOT BE SOLD OR OTHERWISE

TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.”

4. Legend. In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED AS OF [                            ], 2017 WITH THIS COMPANY, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY OR WILL BE MADE AVAILABLE UPON REQUEST.”

5. Rights as a Stockholder. The Participant shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein, including pursuant to Section 2.1(f) hereof and in the Plan.

6. Incorporation of the Plan. The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being sold to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

7. Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Forfeiture Right, shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that, to the extent that the lapsing of restrictions on disposition of any of the Granted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Participant’s being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.

Upon execution of this Agreement, the Participant may file an election under Section 83 of the Code in substantially the form attached as Exhibit A. The Participant acknowledges that if he or she does not file such an election, as the Granted Shares are released from the Lapsing Forfeiture Right in accordance with Section 2.1, the Participant will have income for tax purposes equal to the Fair Market Value of the Granted Shares at such date, less the price paid for the Granted Shares by the Participant. The Participant has been given the opportunity to obtain the advice of his or her tax advisors with respect to the tax consequences of the purchase of the Granted Shares and the provisions of this Agreement.

If the Participant has not filed an election under Section 83 of the Code, the Participant shall be required to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to the statutory minimum of the Participant’s estimated total federal, state and local tax obligations associated with the Granted Shares.

8. Equitable Relief. The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

9. No Obligation to Maintain Relationship. The Participant acknowledges that: (i) the Company is not by the Plan or this Agreement obligated to continue the Participant as an Employee, Director or Consultant of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (iii) the grant of the Granted Shares is a one-time benefit which does not create any contractual or other right to receive future grants of Shares, or benefits in lieu of Shares; (iv) all determinations with respect to any such future grants, including, but not limited to, the times when Shares shall be granted, the number of Shares to be granted, the purchase price, and the time or times when each Share shall be free from a lapsing repurchase or forfeiture right, will be at the sole discretion of the Company; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Granted Shares is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vii) the Granted Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Spero Therapeutics, Inc.

675 Massachusetts Avenue

Cambridge, MA 02139

Attn: [                        ]

If to the Participant:

[                                     ]

[                                     ]

[                                     ]

Attn: [                           ]

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Suffolk County, Massachusetts, or the federal courts of the United States for the District of Massachusetts.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14. Entire Agreement. This Agreement, together with the Plan, the ROFR Agreement and the Voting Agreement, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SPERO THERAPEUTICS, INC.

By:
Name:
Title:

PARTICIPANT:

Print name:

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF PURCHASING THE SHARES.

IT IS YOUR RESPONSIBILITY TO FILE THIS FORM WITH THE IRS, REGARDLESS OF WHETHER YOU ASK THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF, EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See https://www.irs.gov/uac/where-to-file-your-tax-returns-with-or-without-a-payment

B-1

EXHIBIT A

Election to Include Gross Income in Year

of Transfer Pursuant to Section 83(b)

of the Internal Revenue Code of 1986, as amended

In accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the undersigned hereby elects to include in his gross income as compensation for services the excess, if any, of the fair market value of the property (described below) at the time of transfer over the amount paid for such property.

The following sets forth the information required in accordance with the Code and the regulations promulgated thereunder:

1.	The name, address and social security number of the undersigned and the taxable year for this this election is being made are:

Name:
Address:

Social Security No.:
Taxable Year:

2.	The description of the property with respect to which the election is being made is as follows:

                     (            ) shares (the “Shares”) of Common Stock, $0.001 par value per share, of Spero Therapeutics, Inc., a Delaware corporation (the “Company”).

3.	The property was transferred to the taxpayer on , 2017.

4.	The property is subject to the following restrictions:

In the event the taxpayer’s service with the Company or an Affiliate is terminated (the “Termination”), the taxpayer shall forfeit all or a portion of the Shares.

5.	The fair market value of the property at the time of transfer (determined without regard to any restrictions other than a non-lapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is $ ($[ ] per Share multiplied by [ ] Shares).

6.	The amount paid by taxpayer for said property was $ ($[ ] per Share multiplied by [ ] Shares).

7.	The amount to include in gross income is $[ ] [The amount reported in Item 5 minus the amount reported in Item 6].

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Signed this                      day of                     , 2017.

Print Name: